Exhibit 10.27

CEVA, INC. 2011 STOCK INCENTIVE PLAN

NOTICE OF AWARD OF STOCK APPRECIATION RIGHT - FOR ISRAELI

RESIDENT GRANTEES

Grantee’s Name	XX

You (the “Grantee”) have been granted Stock Appreciation Rights (“SARs” or the “SAR”), subject to the terms and conditions of this Notice of Award of Stock Appreciation Right For Israeli Resident Grantees (the “Notice”), the CEVA, Inc. 2011 Stock Incentive Plan, as amended from time to time (the “Plan”), the Israeli Sub-Plan of the Plan (the “Sub-Plan”) and the Stock Appreciation Right Award Agreement (the “Award Agreement”). Copies of the Plan, the Sub-Plan and the Award Agreement are available on CEVA’s intranet at HR Worldwide under the Section CEVA Stock Plans (the “CEVA Intranet”). You are advised to review all the documents carefully as they form a part of the Notice and the grant herein is subject to the terms set forth therein. Unless otherwise provided herein, the terms defined in the Plan and the Sub-Plan shall have the same defined meanings in this Notice. In the event of any inconsistency or contradiction between any of the terms of this Notice and the provisions of the Plan and the Sub-Plan, the terms and provisions of this Notice shall prevail.

Date of Grant	XX

Vesting Commencement Date	XX

Base Appreciation Amount	$X

SAR Ceiling	Four hundred percent (400%) of the Base Amount

Total Number of SARs	X

Type of Award:

✓ 102 Capital Gains Track Option (with Trustee)

102 Ordinary Income Track Option (with Trustee)

102 Non-Trustee Option

3(i) Option

Other

Expiration Date	X

Post-Termination Exercise Period:	Three (3) Months

Vesting Schedule:

Subject to the Grantee’s Continuous Service and other limitations set forth in this Notice, the Plan, the Sub-Plan and the Award Agreement, the SAR will vest and may be exercised, in whole or in part, in accordance with the following schedule: 25% of the original number of SARs on the first anniversary of the Date of Grant and as to an additional 1/48th of the original number of SARs at the end of each successive one-month period following the first anniversary of the Date of Grant until the fourth anniversary of the Date of Grant.

During any authorized leave of absence, the vesting of the SARs as provided in this schedule shall be suspended after the leave of absence exceeds a period of ninety (90) days. Vesting of the SARs shall resume upon the Grantee’s termination of the leave of absence and return to service to the Company or a Related Entity. The Vesting Schedule of the SARs shall be extended by the length of the suspension.

In the event of termination of the Grantee’s Continuous Service for Cause, the Grantee’s right to exercise the SARs shall terminate concurrently with the termination of the Grantee’s Continuous Service, except as otherwise determined by the Administrator.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the SAR is to be governed by the terms and conditions of this Notice, the Plan, the Sub-Plan and the Award Agreement.

CEVA, Inc.,
a Delaware corporation

By:

Title:

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE SARS SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE SAR OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AWARD AGREEMENT, THE PLAN OR THE SUB-PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE SARS OR CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE RIGHT OF THE COMPANY OR RELATED ENTITY TO WHICH THE GRANTEE PROVIDES SERVICES TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL.

The Grantee acknowledges receipt of a copy of the Plan, the Sub-Plan and the Award Agreement pursuant to access on the CEVA Intranet, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the SARs subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Plan, the Sub-Plan, and the Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan, the Sub-Plan and the Award Agreement. The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan, the Sub-Plan and the Award Agreement shall be resolved by the Administrator in accordance with Section 12 of the Award Agreement. The Grantee further agrees to the venue selection and waiver of a jury trial in accordance with Section 13 of the Award Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

To the extent an Approved 102 Option, as defined below, is designated above, the Grantee declares and acknowledges: (i) that he or she fully understand that Section 102 of the Ordinance and the rules and regulations enacted thereunder apply to the SARs specified in this Notice and to him or her; and (ii) that he or she understands the provisions of Section 102, the tax track chosen and the implications thereof. In addition, the terms of such SARs shall also be subject to the terms of the Trust Agreement made between the Company and the Trustee for the benefit of the Grantee (the “Trust Agreement”), as well as the requirements of the Israeli Income Tax Commissioner. The grant of SARs is conditioned upon the Grantee signing all documents requested by the Company, the Employer or the Trustee, in accordance with and under the Trust Agreement. A copy of the Trust Agreement is available for the Grantee’s review, during normal working hours, at Company’s offices.

As part of the CEVA SAR grant you have recently received, we refer you to read and be aware of the 2011 Prospectus and 2011 Stock Incentive Plan which can be found in CEVA’s intranet.

Dated:	Signed:

Grantee

CEVA, INC. 2011 STOCK INCENTIVE PLAN

STOCK APPRECIATION RIGHT AWARD AGREEMENT-

FOR ISRAELI RESIDENT GRANTEES

1. Grant of SAR. CEVA, Inc., a Delaware corporation (the “Company”), hereby grants to the Grantee (the “Grantee”) named in the Notice of Award of Stock Appreciation Right for Israeli Resident Grantees (the “Notice”) Stock Appreciation Rights (“SARs” or the “SAR”) with a Base Appreciation Amount set forth in the Notice (the “Base Appreciation Amount”) subject to the terms and provisions of the Notice, this Stock Appreciation Right Award Agreement for Israeli Resident Grantees (the “Award Agreement”), the Company’s 2011 Stock Incentive Plan (the “Plan”), as amended from time to time and the Israeli Sub-Plan of the Plan (the “Sub-Plan”), which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan, the Sub-Plan and the Notice shall have the same defined meanings in this Award Agreement.

2. Exercise of SAR.

(a) Right to Exercise. The SAR shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Award Agreement. The SAR shall be subject to the provisions of Section 11 of the Plan relating to the exercisability and termination of the SAR in the event of a Corporate Transaction. The Grantee shall be subject to reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the Administrator.

(b) Method of Exercise. The SAR shall be exercisable by delivery of an exercise notice (a form of which is attached as Exhibit A) or by such other procedure as specified from time to time by the Administrator which shall state the election to exercise the SAR, the whole number of SARs which are being exercised, and such other provisions as may be required by the Administrator. The exercise notice shall be delivered in person, by certified mail, or by such other method (including electronic transmission) as determined from time to time by the Administrator to the Company. The SAR shall be deemed to be exercised upon receipt by the Company of such notice accompanied by, to the extent required by Section 3(b) below, all applicable withholding taxes.

(c) Section 16(b). Notwithstanding any provision of this Award Agreement to the contrary, other than termination of the Grantee’s Continuous Service for Cause, if a sale within the applicable time periods set forth in Sections 4, 5 or 6 herein of Shares acquired upon the exercise of the SAR would subject the Grantee to suit under Section 16(b) of the Exchange Act, the SAR shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such Shares by the Grantee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Grantee’s termination of Continuous Service, or (iii) the date on which the SAR expires.

(d) Automatic Exercise. In the event the Fair Market Value of the Company’s Common Stock is equal to or greater than the SAR Ceiling (set forth in the Notice) on a particular date, the portion of the SAR that is vested (or becomes vested) on such date will automatically be exercised on the next trading day without any action by the Grantee.

(e) Payment to the Grantee. Subject to Section 2(f) and following receipt of an exercise notice, the Company shall issue the Grantee or, in the case of SARs granted under the provisions of Section 102 of the Ordinance, Shares resulting from their exercise and any additional rights, including bonus shares that may be distributed to the Grantee in connection with the SARs (the “Additional Rights”), which will be allocated to the Trustee on behalf of the Grantee according to the provisions of Section 102 of the Ordinance and Rules (the “Approved 102 Option”), the Trustee a number of Shares equal to the “spread” divided by the Fair Market Value of a Share (measured as of the date immediately prior to the date the SAR is exercised). The “spread” is equal to the excess, if any, of the Fair Market Value of a Share (measured as of the date immediately prior to the date the SAR is exercised) over the Base Appreciation Amount multiplied by the number of SARs being exercised. Notwithstanding the foregoing, subject to Section 2(f) and following the automatic exercise of all or a portion of the SAR pursuant to Section 2(d), the Company shall issue the Grantee or, in the case of Approved 102 Option, the Trustee a number of Shares equal to the “ceiling spread” divided by the SAR Ceiling (set forth in the Notice). The “ceiling spread” is equal to the excess of the SAR Ceiling over the Base Appreciation Amount multiplied by the number of SARs being exercised. The number of Shares issued to the Grantee or, in the case of Approved 102 Option, the Trustee shall be rounded down to the nearest whole share and in no event shall the Company issue fractional Shares.

(f) Restrictions on Exercise. The SAR may not be exercised if the issuance of Shares pursuant to such exercise would constitute a violation of any Applicable Laws. If the exercise of the SAR within the applicable time periods set forth in Section 4, 5 and 6 of this Award Agreement is prevented by the provisions of this Section 2, the SAR shall remain exercisable until one (1) month after the date the Grantee is notified by the Company that the SAR is exercisable, but in any event no later than the Expiration Date set forth in the Notice.

3. Taxes.

(a) Tax Liability. The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the SAR, regardless of any action the Company or any Related Entity takes with respect to any tax withholding obligations that arise in connection with the SAR. Neither the Company nor any Related Entity makes any representation or undertaking regarding the treatment of any tax withholding in connection with any aspect of the SAR, including the grant, vesting or exercise of the SAR or the subsequent sale of Shares subject to the SAR. The Company and its Related Entities do not commit and are under no obligation to structure the SAR to reduce or eliminate the Grantee’s tax liability. No Shares will be delivered to the Grantee or other person pursuant to the exercise of the SAR until the Grantee or other person has made arrangements acceptable to the Administrator and/or the Trustee, as applicable, for the satisfaction of applicable income tax, employment tax and any other withholding obligations.

(b) Payment of Withholding Taxes. No Shares will be delivered to the Grantee or other person pursuant to the exercise of the SAR until the Grantee or other person has made arrangements acceptable to the Administrator and/or the Trustee, as applicable, for the satisfaction of applicable income tax and employment tax withholding obligations, including, without limitation, such other tax obligations of the Grantee incident to the receipt of Shares. Upon exercise of the SAR, the Company, Employer or the Trustee, as applicable, may offset or withhold (from any amount owed by the Company or the Employer to the Grantee) or collect from the Grantee or other person an amount sufficient to satisfy such tax withholding obligations. Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the SAR, the Grantee agrees indemnify the Company, the Employer or the Trustee, as applicable, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, as applicable, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee, and to pay them the amount of such deficiency in cash within five (5) days after receiving a written demand from the Company, the Employer or the Trustee to do so, whether or not the Grantee is an employee of the Company and/or the Employer at that time.

(c) Tax Consultation. The Grantee is advised to consult with a tax advisor with respect to the tax consequences of receiving or exercising SARs hereunder. The Company and/or the Employer do not assume any responsibility to advise the Grantee on such matters, which shall remain solely the responsibility of the Grantee.

4. Termination or Change of Continuous Service. In the event the Grantee’s Continuous Service terminates, other than for Cause, the portion of the SAR that was vested at the date of such termination (the “Termination Date”) may only be exercised during the Post-Termination Exercise Period. The Post-Termination Exercise Period shall commence on the Termination Date. In the event of termination of the Grantee’s Continuous Service for Cause, the Grantee’s right to exercise the SAR shall, except as otherwise determined by the Administrator, terminate concurrently with the termination of the Grantee’s Continuous Service (also the “Termination Date”). In no event, however, shall the SAR be exercised later than the Expiration Date set forth in the Notice. In the event of the Grantee’s change in status from Employee, Director or Consultant to any other status of Employee, Director or Consultant, the SAR shall remain in effect and the SAR shall continue to vest in accordance with the Vesting Schedule set forth in the Notice; provided, however, that with respect to any Approved 102 Option that shall remain in effect after a change in status from Employee to Controlling Shareholder or Consultant, such Approved 102 Option shall cease to be treated as an Approved 102 Option and shall be treated as a 3(i) Option. Except as provided in Sections 5 and 6 below, to the extent that the SAR was unvested on the Termination Date, or if the vested portion of the SAR is not exercised within the Post-Termination Exercise Period, the SAR shall terminate.

5. Disability of Grantee. In the event the Grantee’s Continuous Service terminates as a result of his or her Disability, the portion of the SAR that was vested on the Termination Date may only be exercised within twelve (12) months commencing on the Termination Date (but in no event later than the Expiration Date). To the extent that the SAR was unvested on the Termination Date, or if the vested portion of the SAR is not exercised within the time specified herein, the SAR shall terminate.

6. Death of Grantee. In the event of the termination of the Grantee’s Continuous Service as a result of his or her death, or in the event of the Grantee’s death during the Post-

Termination Exercise Period or during the twelve (12) month period following the Grantee’s termination of Continuous Service as a result of his or her Disability, the person who acquired the right to exercise the SAR pursuant to Section 7 may exercise the portion of the SAR that was vested at the date of termination within twelve (12) months commencing on the date of death (but in no event later than the Expiration Date). To the extent that the SAR was unvested on the date of death, or if the vested portion of the SAR is not exercised within the time specified herein, the SAR shall terminate.

7. Transferability of SAR. The SAR may not be transferred in any manner other than by will or by the laws of descent and distribution, provided, however, that the SAR may be transferred during the lifetime of the Grantee to the extent and in the manner authorized by the Administrator but only to the extent such transfers are made to family members, to family trusts, to family controlled entities, to charitable organizations, and pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the Grantee. With respect to Approved 102 Option, a Grantee shall not sell, assign, transfer, give as a collateral or any right that would be given to any third party or release from trust any Share received upon the exercise of an Approved 102 Option and/or any Additional Right, until at least the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulations or orders or procedures promulgated thereunder shall apply to and shall be borne by such Grantee. At the end of the Holding Period, the Option, Shares or any Additional Rights may be transferred to the Grantee upon his demand, but only under the condition that the tax due in accordance with Section 102 and the Rules is paid to the satisfaction of the Trustee and the Company. With respect to a SAR granted pursuant to Section 102(c) of the Ordinance, including Additional Rights in respect thereof, if the Grantee ceases to be employed by the Employer, the Grantee shall extend to the Company and/or the Employer a security or guarantee for the payment of tax (including social security taxes and health insurance taxes) due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the Rules. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s SAR in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator. Following the death of the Grantee, the SAR, to the extent provided in Section 6, may be exercised (a) by the person or persons designated under the deceased Grantee’s beneficiary designation or (b) in the absence of an effectively designated beneficiary, by the Grantee’s legal representative or by any person empowered to do so under the deceased Grantee’s will or under the then applicable laws of descent and distribution. The terms of the SAR shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

8. Term of SAR. The SAR must be exercised no later than the Expiration Date set forth in the Notice or such earlier date as otherwise provided herein. After the Expiration Date or such earlier date, the SAR shall be of no further force or effect and may not be exercised.

9. Rights as Stockholder. The Grantee shall have no rights as a stockholder with respect to the SAR (including any voting rights or rights with respect to dividends paid on the Common Stock) until the SAR is settled by the issuance of Shares to the Grantee.

10. Entire Agreement: Governing Law. The Notice, the Plan, the Sub-Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice, the Plan, the Sub-Plan and this Award Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice, the Plan, the Sub-Plan and this Award Agreement are to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties, provided that that the tax treatment and the tax rules and regulations applying hereto shall be the Ordinance and Rules. Should any provision of the Notice, the Plan, the Sub-Plan or this Award Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

11. Construction. The captions used in the Notice and this Award Agreement are inserted for convenience and shall not be deemed a part of the SAR for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

12. Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Award Agreement shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

13. Venue and Waiver of Jury Trial. The Company, the Grantee, and the Grantee’s assignees pursuant to Section 7 (the “parties”) agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Award Agreement shall be brought in the United States District Courts in the State of Delaware (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Delaware state court) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 13 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

14. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

END OF AGREEMENT

EXHIBIT A

CEVA, INC. 2011 STOCK INCENTIVE PLAN

EXERCISE NOTICE- BY ISRAELI RESIDENT GRANTEES

2033 Gateway Place

Suite 150

San Jose, California

95110-1002

Attention: Secretary

1. Exercise of SAR. Effective upon the receipt of this Exercise Notice by the Company as set forth in Section 2(b) of the Stock Appreciation Rights Award Agreement (the “Award Agreement”), the undersigned (the “Grantee”) hereby elects to exercise              Stock Appreciation Rights (“SARs”) under and pursuant to the Award Agreement, the Company’s 2011 Stock Incentive Plan (the “Plan”), as amended from time to time, the Israeli Sub-Plan of the Plan (the “Sub-Plan”), the Trust Agreement between the Company and the Trustee for the benefit of the Grantee (the “Trust Agreement”) and Notice of Award of Stock Appreciation Right (the “Notice”) dated                     ,                     . Unless otherwise defined herein, the terms defined in the Plan, the Sub-Plan and/or the Notice shall have the same defined meanings in this Exercise Notice.

2. Representations of the Grantee. The Grantee acknowledges that the Grantee has received, read and understood the Notice, the Plan, the Sub-Plan, the Award Agreement and the Trust Agreement and agrees to abide by and be bound by their terms and conditions.

3. Rights as Stockholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the SAR. The Company shall issue (or cause to be issued) such stock certificate promptly after the SAR is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

4. Tax Consultation. The Grantee understands that the Grantee may suffer adverse tax consequences as a result of the exercise of the SAR and acquisition or disposition of Shares pursuant to the SAR. The Grantee represents that the Grantee has consulted with any tax consultants the Grantee deems advisable in connection with the exercise of the SAR and acquisition or disposition of Shares pursuant to the SAR and that the Grantee is not relying on the Company for any tax advice.

5. Taxes. The Grantee agrees to satisfy all applicable foreign, federal, state and local income and employment tax withholding obligations and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations.

6. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company. This Exercise Notice shall be binding upon the Grantee and his or her heirs, executors, administrators, successors and assigns.

7. Construction. The captions used in this Exercise Notice are inserted for convenience and shall not be deemed a part of this agreement for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

8. Administration and Interpretation. The Grantee hereby agrees that any question or dispute regarding the administration or interpretation of this Exercise Notice shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

9. Governing Law; Severability. This Exercise Notice is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties, provided that that the tax treatment and the tax rules and regulations applying hereto shall be the Ordinance and Rules (as defined in the Plan). Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

10. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

11. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

12. Entire Agreement. The Notice, the Plan, the Sub-Plan and the Award Agreement are incorporated herein by reference and together with this Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice, the Plan, the Sub-Plan, the Award Agreement and this Exercise Notice (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.

Submitted by:	Accepted by:

GRANTEE:	CEVA, INC.

By:

Title:
(Signature)

Address:	Address:

1174 Castro Street, Suite 210

Mountain View
California 94040